EXHIBIT 31.1

CERTIFICATION

I, Ronald E. Kimbrough, Vice President, Treasurer and Chief Accounting Officer of First Equity Properties, Inc. (“FEPI”), certify that:

1.	I have reviewed this quarterly report on Form 10-Q of FEPI;

2.	Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.	Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4.	I am responsible for establishing and maintaining internal controls and procedures (as defined in Exchange Act Rules 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13(a)-15(f) and 15d-15(f) for FEPI and have:

(a)	Designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to insure that material information relating to FEPI and its consolidated subsidiaries is made known to me by others within those entities, particularly for the periods presented in this quarterly report;

(b)	Designed such internal controls over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of FEPI’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in the report any change in FEPI’s internal control over financial reporting that occurred during FEPI’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect FEPI’s internal control over financial reporting; and

5.	I have disclosed, based on our most recent evaluation of internal control over financial reporting, to FEPI’s auditors and the audit committee of FEPI’s Board of Directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect FEPI’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in FEPI’s internal controls.

Date: May 21, 2004	/s/ Ronald E. Kimbrough
Vice President, Treasurer and Chief Accounting Officer

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